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                         BROADWAY FINANCIAL CORPORATION
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


I.   PURPOSE

     The purpose of this 1996 Stock Option Plan for Outside Directors (the "PLAN") is to promote the growth and profitability of Broadway Financial Corporation (the "HOLDING COMPANY") and Broadway Federal Bank, f.s.b. (the "BANK") by providing Outside Directors (as defined in Section II(a)) of the Holding Company and its affiliates, including the Bank, with an incentive to achieve the long-term objectives of the Holding Company and to attract and retain non-employee directors of outstanding abilities by providing such outside directors with an opportunity to acquire an equity interest in the Holding Company.

II.  GRANT OF OPTIONS

     (a) INITIAL GRANT. Each member of the Board of Directors of the Holding Company or any of its affiliates not also serving as a full-time employee of the Holding Company or any of its affiliates (an "OUTSIDE DIRECTOR"), who was serving in such capacity on the date of the Holding Company's initial public offering of securities and who is continuing in such service at the effective date of this Plan, is hereby granted a nonqualified stock option ("OPTION") to purchase shares of the common stock, $0.01 par value of the Holding Company ("COMMON STOCK"), subject to adjustment pursuant to Section IV, based on the number of his or her years of service with the Holding Company or any of its affiliates on a non-cumulative basis in accordance with the following schedule:

          Years of Service              Shares Granted
          ----------------              --------------

          0 - 2                           892
          3 - 14                        1,620
          15 - 18                       3,101

     The purchase price per share of the Common Stock deliverable on exercise of Options shall be the Fair Market Value (as defined in paragraph (d) below) of the Common Stock on the date of grant. The grants provided for in this paragraph (a) shall be deemed granted on the Effective Date (as defined in Section V).

     (b) GRANTS TO SUBSEQUENT OUTSIDE DIRECTORS. Each Outside Director who is first elected as a director subsequent to the Effective Date ("SUBSEQUENT OUTSIDE DIRECTOR") shall be granted an Option in accordance with the following:


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          (i)  To the extent shares are then available under this Plan, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, the Subsequent Outside Director shall be granted an Option to purchase 892 shares of Common Stock, subject to adjustment pursuant to Section IV.

         (ii) The purchase price per share of the Common Stock deliverable upon exercise of such Option shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted.

        (iii) If sufficient shares are not available under this Plan to fulfill the grants of Options provided for in subparagraph (i) above, and thereafter shares become available for such purpose, each Subsequent Outside Director who has not previously received an Option for the full number of shares set forth in subparagraph
               (i) above, shall receive an Option to purchase the number of shares of Common Stock determined by dividing pro rata among each such Subsequent Outside Directors the number of shares then available under this Plan, but in no event shall a Subsequent Outside Director receive an Option for a number of shares which exceeds the number of shares set forth in subparagraph (i). The date of grant for Options awarded under this subparagraph (iii) shall be the date shares become available. The purchase price per share of the Common Stock deliverable upon exercise of each such Option shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted.

     (c) INELIGIBILITY. An Option under this Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Holding Company or the Bank and in such capacity was eligible to receive any Options to purchase Common Stock.

     (d) FAIR MARKET VALUE. For purposes of this Plan, "Fair Market Value" means the average of the high and low bid prices of the Common Stock as reported by the Nasdaq Small-Cap Stock Market (as published by the Wall Street Journal, if then so published) or, if the Common Stock is then listed on or quoted through a stock exchange or transaction reporting system on or through which actual sale prices are regularly reported, the closing sale price of the Common Stock, on the grant date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was quoted or traded, as the case may be.


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III. TERMS AND CONDITIONS

     (a) OPTION AGREEMENT. Each Option shall be evidenced by a written option agreement between the Holding Company and the recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions as are necessary or appropriate and not inconsistent with the terms of this grant.

     (b) VESTING. Subject to paragraph (e) below, each Option granted shall vest (become exercisable) in five annual cumulative installments of twenty percent (20%) per year, commencing on the first anniversary of the grant date and each subsequent anniversary thereof.

     (c) MANNER OF EXERCISE. The Option may be exercised from time to time, in whole or in part to the extent then vested, by delivering a written notice of exercise to the Chief Executive Officer of the Holding Company. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in accordance with Section II(a) or (b)) in cash or shares of previously acquired Common Stock of the Holding Company, or in a combination of cash and previously acquired shares. To the extent shares of Common Stock are tendered in payment of all or part of the exercise price, such shares shall be valued at the Fair Market Value thereof on the date of exercise.

     (d) TRANSFERABILITY. Each option granted herein may be exercised only by the Outside Director to whom it is issued or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s), if applicable under paragraph (e) below.

     (e) TERMINATION OF SERVICE; CHANGE OF CONTROL. Upon the termination of Outside Director's service on the Board for any reason other than Disability (as defined herein), death, Removal for Cause (as defined herein) or, to the extent not prohibited by 12 C.F.R. Section 563b.3(g)(4), following a Change in Control (as defined herein) of the Bank or the Holding Company, the Outside Director's Option shall be exercisable within the period described in paragraph (f) below, but only to the extent the Option was vested at the date of termination.

     In the event of death or termination of service due to Disability of any Outside Director or, to the extent not prohibited by 12 C.F.R. Section 563b.3(g)(4), following a Change in Control of the Bank or Holding Company, an Option held by such Outside Director, whether or not exercisable at such time, shall become immediately exercisable by the Outside Director or the Outside Director's legal representatives or beneficiaries. In


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the event of a Change in Control as the result of a Terminating Event (as defined herein), the Outside Director's Option will become exercisable pursuant to this paragraph only if no provision has been made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of the Options theretofore granted hereunder, or the substitution for such Options of new awards issued by the successor corporation or, if applicable, the publicly traded entity that is the parent entity of the successor corporation, with such appropriate adjustments as may be determined or approved by a committee of the Board of Directors or its successor, in which event this Plan and the Options theretofore granted or substituted therefor shall continue in the manner and under the terms so provided.

     For purposes of this Plan the following terms are defined as follows:

          (i) As used herein, a "CHANGE IN CONTROL" of the Bank or the Holding Company shall mean an event of a nature that (i) would be required to be reported in response to Item 1 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") as in effect on the Effective Date of this Plan; or (ii) results in any person acquiring control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the rules and regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the Effective Date of this Plan by the Board of Directors of the Holding Company (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS), and, without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission ("SEC") thereunder, each as in effect on the date of the adoption of this Plan by the Board of Directors of the Holding Company, and including any such persons that may be deemed to be acting in concert with respect to the Bank or the Holding Company, or the acquisition, ownership or voting of Bank or Holding Company securities) is or becomes the "beneficial owner" (as defined in


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               Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board of Directors of the Holding Company), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank or the Holding Company; or (B) individuals who constitute the Board on the date of the adoption of this Plan by the Board of Directors of the Holding Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of liquidation, reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction is not the resulting entity (a "TERMINATING EVENT"), is approved by the Board of Directors and stockholders or otherwise occurs; or (D) solicitations of stockholders of the Holding Company, by someone other than the Incumbent Board of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to this Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company; or (F) any other event, transaction or series of transactions occurs as a result of which any person may be deemed to "acquire


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                control" of the Bank or the Holding Company (as such terms are defined in the regulations of the OTS set forth at 12 C.F.R.
                Part 574 as in effect on the Effective Date).

          (ii) "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Outside Director to perform his or her duties as such. If requested by the Board of Directors, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of such Director's lifetime.

          (iii) "REMOVAL FOR CAUSE" means the removal of the Outside Director by shareholder, regulatory or other appropriate action because of a material loss to the Holding Company or one of its affiliates caused by the Outside Director's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

     (f)  TERMINATION OF OPTION.  Each Option shall expire upon the earlier of
(i) 120 months following the date of grant, or (ii) one year following the date on which the recipient ceases to serve in the capacity of Outside Director, consultant or advisory director for any reason other than Removal for Cause. If the Outside Director dies before fully exercising any portion of an Option then exercisable, such Option may be exercised by such Outside Director's beneficiary, personal representative(s), heir(s) or devisee(s) at any time within the one year period following his or her death; provided, however, that in no event shall the option be exercisable more than 120 months after the date of its grant. If the Outside Director's service terminates on account of Removal for Cause, Option awarded to him or her shall expire upon such removal.

IV.  COMMON STOCK SUBJECT TO THIS PLAN

     The shares which shall be issued and delivered upon exercise of Options granted under this Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased by the Holding Company. The number of


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shares of Common Stock reserved for issuance under this Plan shall not exceed
26,781 shares of the Common Stock, subject to adjustments pursuant to this
Section IV. Any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires, shall again be available for issuance under this Plan.

     In the event of any change or changes in the outstanding Common Stock of the Holding Company by reason of any stock dividend or stock split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options granted under this Plan and the exercise price of such Options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to recipient under this Plan.

V.   APPROVAL AND EFFECTIVE DATE OF THIS PLAN

     Pursuant to OTS regulations, this Plan must be approved by the OTS and a majority of the Holding Company's stockholders. This Plan shall become effective on December 1, 1995 (the "EFFECTIVE DATE"), stockholder approval has been obtained. No Options shall be granted under this Plan prior to the Effective Date. In the event this Plan does not receive stockholder approval, this Plan shall be null and void.

VI.  TERMINATION OF THIS PLAN

     The right to grant Options under this Plan will terminate automatically upon the earlier of ten years after the Effective Date of this Plan or the issuance of the maximum number of shares of Common Stock reserved for issuance pursuant to this Plan.

VII. AMENDMENT OF THIS PLAN

     This Plan may be amended from time to time by the Board of Directors of the Company provided that Section II and III hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder. Except as provided in Section IV hereof, rights and obligations under any Option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If this Plan satisfies the requirements of Rule 16b-3 ("RULE 16b-3") of the Exchange Act, and an amendment would require stockholder approval to retain this Plan's exemption under Rule 16b-3, then subject to the discretion of the Board of Directors of the



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Holding Company, such amendment shall be presented to stockholders for ratification, provided, however, that the failure to obtain stockholder ratification shall not affect the validity of this Plan as so amended and the Options granted thereunder.

VIII. APPLICABLE LAW

     This Plan shall be governed by and construed in accordance with the internal laws of the State of California.

IX.  COMPLIANCE WITH SECTION 16

     Unless otherwise hereafter determined by the Board of Directors of the Holding Company, to the extent that any provision of this Plan fails to satisfy the requirements of Rule 16b-3, such provisions shall be deemed null and void, to the extent permitted by law.


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